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  [LETTERHEAD FOR CHAFFE & ASSOCIATES, INC. INVESTMENT BANKERS APPEARS HERE]

                                                                    EXHIBIT 23.3

                     CONSENT OF CHAFFE & ASSOCIATES, INC.


        We hereby consent to the use of our opinion dated January 21, 1997, and to all references to our firm included in the Registration Statement of Form S-4 of Pontotoc BancShares Corp. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                CHAFFE & ASSOCIATES, INC.

                                        By:  /s/ SHERWOOD G. BRIGGS
                                            ------------------------------
                                            Sherwood G. Briggs
                                            Vice President

New Orleans, Louisiana

August 1, 1997


220 CAMP STREET . NEW ORLEANS, LOUISIANA 70130. (504)524-1801 . FAX (504)
524-7194